Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

HUDSON UNITED BANCORP

(Name of Registrant as Specified in its Charter

and

Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing with which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Date Filed:

Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, New Jersey 07430
(201) 236-2600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 21, 2004

TIME.	9:00 a.m. local time on Wednesday, April 21, 2004

PLACE	Sheraton Crossroads Hotel One International Boulevard Mahwah, New Jersey 07495

ITEM OF BUSINESS	(1) The election of the two persons named in the accompanying Proxy Statement to serve as directors of Hudson United Bancorp for the terms specified in the Proxy Statement.

(2)
To vote on an amendment to the Hudson United Bancorp Restricted Stock Plan to extend the termination date of the Plan to December 12, 2010 and to increase the maximum number of shares of common stock which may be awarded under the Plan by authorizing an additional 1,000,000 shares.

(3) To vote on a shareholder proposal.

(4) Such other business as may properly come before the Annual Meeting.

RECORD DATE	Shareholders of record at the close of business on March 9, 2004 are entitled to notice of and to vote at the meeting.

ANNUAL REPORT ON FORM 10-K	The Company's 2004 Annual Report on Form 10-K, which is not part of the proxy soliciting material, is enclosed.

PROXY VOTING.
You may vote by mail, by telephone, on the Internet or in person at the Annual Meeting. You may revoke your proxy at any time prior to its exercise by delivering to Hudson United Bancorp a later-dated proxy or written notice of revocation.

March 19, 2004

IMPORTANT - PLEASE RETURN YOUR PROXY PROMPTLY

Hudson United Bancorp
1000 MacArthur Boulevard
Mahwah, New Jersey 07430

PROXY STATEMENT
Dated March 19, 2004

GENERAL PROXY STATEMENT INFORMATION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Hudson United Bancorp (the "Company") of proxies for use at the annual meeting of Shareholders of the Company to be held at the Sheraton Crossroads Hotel, One International Boulevard, Mahwah, New Jersey 07495 on April 21, 2004 at 9:00 a.m. local time, or at any adjournment thereof. The business expected to be voted upon at the annual meeting is the election of two persons named in this proxy statement to serve as directors for the terms specified herein, voting on amendments to the Company’s Restricted Stock Plan (the “Restricted Stock Plan”), voting on a shareholder proposal, and such other business as may properly come before the meeting. This proxy statement is first being mailed to shareholders on or about March 19, 2004.

Proxies

Your vote is important.

Many shareholders cannot attend the annual meeting in person, but their vote on issues can be represented by proxy. Any shareholder of record giving a proxy has the right to attend and to vote at the annual meeting in person.

Who Can Vote

The record date for determining shareholders entitled to notice of, and to vote at, the annual meeting is March 9, 2004. Only shareholders of record as of that date will be entitled to notice of, and to vote at, the annual meeting. On the record date, 44,762,138 shares of common stock, without par value, were outstanding and eligible to be voted at the annual meeting. Each share of common stock is entitled to one vote per share.

How to Vote Your Shares

Your vote is important and you are encouraged to vote your shares promptly.

Each proxy submitted will be voted as directed. However, if a proxy solicited by the Board of Directors does not specify how it is to be voted, it will be voted as the Board recommends. If any other matters are properly presented at the meeting for consideration that are not described in this proxy statement, the proxies will use their own judgment to determine how to vote your shares, which may be as the Board recommends. At the date this proxy statement went to print, we did not anticipate that any matters would be raised at the meeting.

We are offering you three alternative ways to vote your shares.

To Vote By Mail

You can vote your proxy by mail. If you wish to use this method to vote, please date, sign, and mail your proxy card in the envelope provided as soon as possible.

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To Vote By Telephone (Touch-Tone Phone Only)

You will notice a control number printed on your proxy card. If you wish to vote by telephone, you must call toll-free 1-800-PROXIES and follow the instructions. If you vote by telephone, you must have your control number and the proxy card available when you call.

To Vote By Internet

If you wish to vote using the Internet, you can access the web page at www.voteproxy.com and follow the on-screen instructions. If you vote by the Internet, you must have your control number and the proxy card available when you access the web page.

If you are a participant in our dividend reinvestment plan, the shares held in your dividend reinvestment account will be voted in the same manner as your other shares, whether you vote by mail, by telephone, or by the Internet.

Regardless of the method that you use to vote, you will be able to vote in person or revoke your proxy if you follow the instructions provided below in the section entitled "To Revoke Your Proxy Instructions."

If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

To Revoke Your Proxy Instructions

The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the meeting. If you submit a proxy and then wish to change your vote or vote in person at the meeting, you will need to revoke the proxy that you have submitted. You can revoke your proxy at any time before it is exercised by delivery of a properly executed, later-dated proxy or a written revocation of your proxy. A later dated proxy or written revocation must be received before the meeting by the Secretary of the Company, D. Lynn Van Borkulo-Nuzzo, at 1000 MacArthur Boulevard, Mahwah, New Jersey 07430 before proxies are voted. You may also revoke your proxy by submitting a new proxy via telephone or the Internet. You will be able to change your vote as many times as you wish prior to the annual meeting and the last vote received chronologically will supercede any prior votes. Please note that if you vote by the Internet, the maximum number of times you can access the website using any one control number is limited to one time per day.

Required Vote

Directors will be elected by a plurality of the votes cast at the annual meeting. Approval of the amendments to the Restricted Stock Plan requires a majority of the shares outstanding to cast a vote on the matter and a majority of the shares voting to be in the affirmative. Adoption of the shareholder proposal requires the approval of a majority of the votes cast at the annual meeting. At the annual meeting, an inspector of election will tabulate ballots cast by shareholders present and voting in person, votes cast by telephone or on the Internet and votes cast by mail. Under applicable state law and Hudson United Bancorp's Certificate of Incorporation and By-laws, abstentions and broker non-votes are counted for purposes of establishing a quorum but otherwise do not count as votes cast.

All shares represented by valid proxies received pursuant to this solicitation will be voted in favor of the two nominees named in this proxy statement, for the amendments to the Restricted Stock Plan and against the shareholder proposal unless the shareholder specifies a different choice by means of his proxy or revokes the proxy prior to the time it is exercised. Should any other matters properly come before the annual meeting, the persons named as proxies will vote upon such matters in their discretion.

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Solicitation of Proxies

This proxy solicitation is being made by the Board of Directors of the Company and the cost of the solicitation will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone or facsimile transmission by officers, directors and employees of the Company and Hudson United Bank (“HUB”), the Company's wholly owned subsidiary bank, who will not be paid for solicitation activities. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in forwarding the materials.

Shareholder Proposals for the 2005 Annual Meeting

New Jersey corporation law requires that the notice of a shareholders' meeting (for either a regular or special meeting) specify the purpose or purposes of such meeting. Thus, shareholder proposals must be referred to in the Company's notice of shareholders' meeting for such proposal to be properly considered at a meeting of shareholders.

Any Hudson United Bancorp shareholder who wishes to have a proposal included in the Company's notice of shareholders' meeting, proxy statement and proxy card for its 2005 annual meeting must submit the proposal to the Secretary of the Company not later than November 19, 2004 and otherwise must be in compliance with applicable Securities and Exchange Commission (“SEC”) rules.

Under SEC rules, if Hudson United Bancorp's 2005 annual meeting is held more than 30 days before or after this year's annual meeting date, the deadline for submitting a shareholder proposal will be a reasonable time prior to printing next year's proxy statement. If Hudson United Bancorp changes the date of its 2005 annual meeting in a manner that alters the deadline, Hudson United Bancorp will so state under Item 5 of the first quarterly report on Form 10-Q it files with the SEC after the date change, or will notify its shareholders by another reasonable method.

CORPORATE GOVERNANCE

General

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and the Company’s other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. All members of the Board also served as directors of the Company's subsidiary bank during 2003.

Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose. We periodically review these governance practices, the rules and listing standards of the New York Stock Exchange and SEC regulations.

During 2003, the Board held eleven meetings and Board committees held a total of nineteen meetings. No director attended fewer than 75% of the total Board meetings and the committee meetings on which the director served. The average attendance in the aggregate of the total number of Board and committee meetings was 96%. It is the Company’s policy that all directors attend the annual meeting absent a compelling reason, such as illness. Last year, all directors then serving attended our annual meeting.

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Director Independence

The Board has determined that a majority of the directors and all current members of the Nominating/Corporate Governance, Compensation and Audit committees are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange, and that the members of the Audit Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 and Section 303.01 of the Listed Company Manual of the New York Stock Exchange. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors.

The independent directors are: Robert J. Burke, Joan David, Bryant D. Malcolm, W. Peter McBride, David A. Rosow, James E. Schierloh and John H. Tatigian, Jr.

To assist it in making determinations of independence, the Board has concluded that the following relationships are immaterial and that a director whose only relationships with the Company falls within these categories is independent:

•
A loan made by Hudson United Bank to a director, his or her immediate family member or an entity affiliated with a director or his or her immediate family members, or a loan personally guaranteed by such persons if such loan (i) complies with state and federal regulations on insider loans, where applicable; and (ii) is not classified by Hudson United Bank’s credit committee or by any bank regulatory agency which supervised Hudson United Bank as substandard, doubtful or loss.

•
A deposit, trust, insurance brokerage, securities brokerage or similar customer relationship between the Company or its subsidiaries and a director, his or her immediate family member or an affiliate of his or her immediate family member if such relationship is on customary and usual market terms and conditions.

•	The employment by the Company or its subsidiaries of any immediate family member of the director if the employee serves below the level of a vice president.

•
Annual contributions by the Company or its subsidiaries to any charity or non-profit corporation with which a director is affiliated if the contributions do not exceed an aggregate of $20,000 in any calendar year and the contribution is made in the name of the Company.

•
Purchases of goods or services by the Company or any of its subsidiaries from a business in which a director or any immediate family member is a partner, shareholder or officer, if the director or his or her immediate family member own five (5%) percent or less of the equity interests of that business and do not serve as an executive officer of the business.

•
Purchases of goods or services by the Company, or any of its subsidiaries, from a director or a business in which the director or his or her immediate family member is a partner, shareholder or officer if the annual aggregate purchases of goods or services from the director or such business in the last calendar year does not exceed the greater of $60,000 or 2% of the gross revenues of the business.

•	Fixed SERP or retirement benefits paid or payable to a director either currently or on retirement.

Executive Sessions of Non-Management Directors

Our Corporate Governance Principles require the Board to hold regular quarterly executive sessions of only non-management directors. At least once a year, the Board holds an executive session of only independent directors. These meetings are chaired on a rotating basis by the Chairman of the Audit, Compensation and Nominating/ Corporate Governance Committees.

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Shareholder Communication with Directors.

The Board of Directors has established the following procedures for shareholder communications with the Board of Directors:

•
Shareholders wishing to communicate with the Board of Directors should send any communication to Board of Directors, Hudson United Bancorp, c/o Corporate Secretary, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430. Any such communication should state the number of shares owned by the shareholder.

•
The Corporate Secretary will forward such communication to the Board of Directors or as appropriate to the particular Committee Chairman, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the Board of Directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•
The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by any Board member, and shall regularly review all such communications with the Board or the appropriate Committee Chairman.

The Board of Directors has also established the following procedures for shareholder communications with the rotating chairman of the executive sessions of the non-management directors of the Board:

•
Shareholders wishing to communicate with the presiding director of executive sessions should send any communication to the Presiding Director of Executive Sessions, Hudson United Bancorp, c/o Corporate Secretary, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430. Any such communication should state the number of shares owned by the shareholder.

•
The Corporate Secretary will forward such communication to the then presiding director, unless the communication is a personal or similar grievance, a shareholder proposal or related communication, an abusive or inappropriate communication, or a communication not related to the duties or responsibilities of the non-management directors, in which case the Corporate Secretary has the authority to disregard the communication. All such communications will be kept confidential to the extent possible.

•
The Corporate Secretary will maintain a log of, and copies of, all communications, for inspection and review by the presiding director of executive sessions, and shall regularly review all such communications with the presiding director at the next meeting.

Committees of the Board of Directors

In 2003, the Board of Directors maintained an Audit Committee, a Nominating/Corporate Governance Committee and a Compensation Committee. Only independent directors serve on these committees.

Audit Committee

David A. Rosow serves as Chairperson of the Audit Committee. Other members of the committee are Robert J. Burke, James E. Schierloh and John H. Tatigian, Jr. Donald P. Calcagnini served as a member of the Audit Committee until the annual meeting occurring in April, 2003. The Audit Committee met seven times during 2003.

The Board of Directors has determined that at least two members of the Audit Committee meets the New York Stock Exchange standard of having accounting or related financial management expertise. The Board of Directors has also determined that James E. Schierloh meets the SEC criteria of an “audit committee financial expert.”

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The Audit Committee operates pursuant to a charter. The charter is attached hereto as Appendix A and can also be viewed at the “Corporate and Investor” link on our website www.hudsonunitedbank.com. The charter gives the Audit Committee the authority and responsibility for the appointment, retention, compensation and oversight of our independent auditors, including pre-approval of all audit and non-audit services to be performed by our independent auditors. Other responsibilities of the Audit Committee pursuant to the charter include: reviewing the scope and results of the audit with our independent auditors; reviewing with management and our independent auditors the Company’s interim and year-end operating results including press releases; considering the appropriateness of the internal accounting and auditing procedures of the Company; considering our outside auditors’ independence; reviewing examination reports by bank regulatory agencies; reviewing audit reports prepared by the accounting firm which conducts the internal audit functions for the Company; and reviewing the response of management to those reports. The Audit Committee reports to the full Board concerning pertinent matters coming before it.

Nominating/Corporate Governance Committee

The Company’s Nominating/Corporate Governance Committee consists of Robert J. Burke, Chairman, W. Peter McBride and Bryant D. Malcolm. The committee reviews qualifications of and recommends to the Board candidates for election as directors, considers the composition of the board, recommends committee assignments, and discusses management succession for the Chairman and the CEO positions. The Nominating/Corporate Governance Committee develops corporate governance principles which include director qualifications and standards; director responsibilities; director orientation and continuing education; limitations concerning service on other boards; director access to management and records, criteria for annual self-assessment of the Board and its committees and the effectiveness of their functioning. The committee is also charged with reviewing the Board’s adherence to the Corporate Governance Principles and the Code of Business Conduct and Ethics. The committee reviews recommendations from shareholders regarding corporate governance and director candidates. The procedure for submitting recommendations of director candidates is set forth below under the caption “Nomination of Directors.” During 2003, the committee met four times. Donald P. Calcagnini served on the committee until the fourth quarter of 2003.

The Nominating/Corporate Governance Committee operates under a written charter setting out the functions and responsibilities of this committee. The charter can be viewed at the “Corporate and Investor” link on our website www.hudsonunitedbank.com.

Compensation Committee

The Company’s Compensation Committee consists of John H. Tatigian, Jr., Chairperson, Robert J. Burke and Joan David. The Compensation Committee establishes the salary and bonuses of executive officers, determines CEO compensation and establishes compensation guidelines and benefit programs for the Company. The Board has approved its charter which delegates to the Compensation Committee the responsibility to recommend Board compensation. The Compensation Committee charter can be viewed at the “Corporate and Investor” link on our website www.hudsonunitedbank.com. During 2003 the committee met three times. Charles F.X. Poggi served as chairman of the Compensation Committee until the fourth quarter 2003. Mr. Poggi was not involved in setting the CEO compensation for 2004.

Compensation of Directors

For 2003, the Boards of the Company and HUB established directors' retainers and fees as follows: Combined Annual Director's Retainer $75,000; Board Meeting Fees $3,000; Participation Via Teleconference $500; Committee Meeting Fees $1,500; Committee Retainers (Audit, Compensation, Executive, Nominating/Corporate Governance and Trust Committees): Chairman of the Audit Committee $55,000, Member of the Audit Committee $40,000, Chairpersons of all other committees $35,000 and Members of all other committees $20,000.

Deferred Compensation. The Board has a nonqualified Deferred Compensation Plan for directors covering retainer and committee fees. Participation is optional. Interest is paid on deferred fees at the rate paid by HUB on passbook savings during the year. The provisions of the Deferred Compensation Plan are designed to comply with certain rulings of the Internal Revenue Service under which the deferred amounts are not taxed until received. Under the Deferred Compensation Plan, the directors who elect to defer their fees will receive the fees over time after they retire.

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Compensation Committee Interlocks and Insider Participation

The members of the Company’s Compensation Committee during 2003 were Robert J. Burke, Joan David, John H. Tatigian, Jr. and Charles F.X. Poggi who served as chairman of the Compensation Committee until the fourth quarter 2003.

During 2003, Poggi Press was paid $205,036 for printing work. Mr. Poggi’s two sons own 100%, and are executive officers, of Poggi Press. Management believes the terms and conditions of the transactions with Poggi Press were equivalent to terms and conditions available from an independent third party.

Certain Transactions with Management

HUB has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors or in which they have beneficial ownership interests of 10% or more). These loans have been made in the ordinary course of HUB’s banking business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or other unfavorable features. Borrowings from HUB by directors, executive officers and their associates during 2003 and during 2004 through the date of this proxy statement were substantially less than 10% of the bank's equity capital for any one director or executive officer (together with their associates) and substantially less than 20% of the bank's equity capital for all directors and executive officers and their associates as a group.

The son-in-law of Mr. Calcagnini, a director of the Company, is a partner in a law firm which was paid approximately $170,805 in legal fees by HUB and $59,319 in legal fees by HUB’s customers for services to HUB in 2003. Management believes the terms and conditions of these transactions were equivalent to terms and conditions available from an independent third party. Mr. Calcagnini himself received no benefits from these payments.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports relating to their ownership and changes in ownership of the Company's common stock with the Securities and Exchange Commission and the New York Stock Exchange. Based on information provided by the Company's directors and executive officers and a review of such reports, the Company believes that all required reports were filed on a timely basis during 2003.

Nomination of Directors

Nominations for director may be made only by the Board of Directors or a committee of the Board or by a shareholder of record entitled to vote. The Board of Directors has established minimum criteria for members of the Board.

These include:

•	Directors shall live and/or work in the communities served by HUB.

•	Directors shall beneficially own or agree to acquire at least 20,000 shares of the Company's stock.

•	Directors shall be experienced in business, shall be financially literate and shall be respected members of their communities.

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•	Directors shall be of high ethical and moral standards and have sound personal finances.

•	A director may not serve on the Board of any other financial services company and may only serve on the Board of one other listed company.

In addition, a director may not be nominated for election following attainment of age 72.

The Nominating/Corporate Governance Committee has adopted a policy regarding consideration of director candidates recommended by shareholders. In order for a shareholder to make a nomination, the shareholder must provide a notice along with the additional information and supporting materials to our Corporate Secretary not less than 120 days nor more than 150 days prior to the first anniversary of the date of the preceding year’s annual meeting. In order to ensure that a shareholder wishing to propose a candidate for consideration by the Nominating/Corporate Governance Committee has a significant stake in the Company, to qualify for consideration by the Nominating/Corporate Governance Committee, the shareholder submitting the candidate must demonstrate that he or she has been the beneficial owner of at least 1% of the Company’s outstanding shares for a minimum of one year prior to the submission of the request. In addition, the Nominating/Corporate Governance Committee has the right to require any additional background or other information from any director candidate or the recommending shareholder as it may deem appropriate. For our annual meeting in the year 2005, we must receive this notice on or after November 22, 2004, and on or before December 22, 2004. The following factors, at a minimum, are considered by the Nominating/Corporate Governance Committee as part of its review of all director candidates and in recommending potential director candidates to the Board:

•	appropriate mix of educational background, professional background and business experience to make a significant contribution to the overall composition of the Board;

•
if the Committee deems it applicable, whether the candidate would be considered a financial expert or financially literate as described in the NYSE rules or an audit committee financial expert as defined by the Sarbanes-Oxley Act of 2002;

•
if the Committee deems it applicable, whether the candidate would be considered independent under the NYSE rules and the Board’s additional independence guidelines set forth in the Company’s Corporate Governance Principles;

•	demonstrated character and reputation, both personal and professional, consistent with that required for a bank director;

•	willingness to apply sound and independent business judgment;

•	ability to work productively with the other members of the Board;

•	availability for the substantial duties and responsibilities of a Hudson United Bancorp director; and

•	meets the additional criteria set forth in the Company’s Corporate Governance Principles.

You can obtain a copy of the full text of our policy regarding shareholder nominations by writing to the Corporate Secretary, D. Lynn Van Borkulo-Nuzzo, 1000 MacArthur Boulevard, Mahwah, New Jersey 07430.

Code of Business Conduct and Ethics and Corporate Governance Principles

The Company has adopted a Code of Business Conduct and Ethics which applies to the Company’s chief executive officer, principal financial officer, principal accounting officer and to all other Company directors, officers and employees. The Code of Ethics is available in the “Corporate and Investor” section of the Company’s website located at www.hudsonunitedbank.com. The Code of Ethics is also available in print to any shareholder who requests it. The Company will disclose any substantive amendments to or waiver from provisions of the Code of Ethics made with respect to the chief executive officer, principal financial officer or principal accounting officer on that website.

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We have also adopted Corporate Governance Principles which are intended to provide guidelines for the governance of the Company by the Board and its committees. The Corporate Governance Principles are available at the “Corporate and Investor” section of the Company’s website located at www.hudsonunitedbank.com.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information concerning the beneficial ownership of Hudson United Bancorp common stock as of February 1, 2004, by each executive officer of Hudson United Bancorp for whom individual information is required to be set forth in this proxy statement pursuant to the rules of the SEC (the "Named Officers"), by each director and by all directors and executive officers as a group and by each person who beneficially owns more than 5% of its outstanding common stock. based solely on such person’s filings with the SEC.

Beneficial Ownership of Hudson United Bancorp Common Stock

Name of Beneficial Owner	Number of Common Shares Beneficially Owned (1)		Percent of Class

Robert J. Burke	101,319	(2)	*
Donald P. Calcagnini	139,494	(3)	*
Joan David	146,520	(4)	*
Bryant D. Malcolm	24,217	(5)	*
W. Peter McBride	90,730	(6)	*
Kenneth T. Neilson	360,497	(7)	*
Thomas R. Nelson	98,410	(8)	*
Charles F.X. Poggi	254,503		*
David A. Rosow	680,477	(9)	1.3%
Thomas J. Shara, Jr.	168,606	(10)	*
John H. Tatigian, Jr.	40,000	(11)	*
D. Lynn Van Borkulo-Nuzzo	60,378	(12)	*
James E. Schierloh	100,825	(13)	*
William A. Houlihan**	259	(14)	*
James T. Rudgers	11,800	(15)	*

Directors and Executive Officers Of Hudson United Bancorp as a Group (17 persons)	2,284,035		4.4%

Barclays Global Investors, NA.	3,519,790	(16)	7.9%

NOTES:

*	Less than 1% of the outstanding common shares of the Company.

**	Mr. Houlihan resigned from the Company effective November 5, 2003.

(1)
Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. Beneficially owned shares also include shares owned (i) by a spouse, minor children or by relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person, either directly or through the Hudson United Bancorp dividend reinvestment plan.

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(2)
Of this total, 15,479 shares are held by Mr. Burke's wife, 8,612 shares are held in an IRA and 33,354 shares are held by Union Dry Dock & Repair Co., of which Mr. Burke is President. Mr. Burke disclaims beneficial ownership of the shares held by his wife.

(3)
Of this total, 15,003 shares are held for Mr. Calcagnini in an IRA and 81 shares are held in a Trust of which Mr. Calcagnini is Trustee. Mr. Calcagnini disclaims beneficial ownership of the shares held in trust.

(4)	Of this total, 12,139 are held in an IRA.

(5)
Of this total, 3,116 shares are held by Mr. Malcolm's wife and 2,686 shares are held by a profit sharing plan over which Mr. Malcolm exercises a controlling interest. Mr. Malcolm disclaims beneficial ownership of the shares held by his wife.

(6)
Of this total, 58,144 shares are held in a family trust of which Mr. McBride is trustee and 26,525 shares are held by Mr. McBride as trustee for a limited family partnership in which he has less than a 5% interest.

(7)
Of this total, 9,685 shares are held in Mr. Neilson's account in the Company's 401(k) plan, which he directs, and 4,441 shares are held in an IRA. In addition, 227,691 shares and 46,912 shares representing vested options are held by a limited partnership of which Mr. Neilson is the sole general partner and of which he and his three children are the sole limited partners. Mr. Neilson disclaims beneficial ownership of the shares held by the limited partnership except to the extent of his economic interest.

(8)
Of this total, 10,443 shares are held for Mr. Nelson under the Company’s 401(k) plan, which he directs, 17,100 shares are held for Mr. Nelson under the Company’s Restricted Stock Plan, and 46,155 shares represent vested options.

(9)
Of this total, 12,019 shares are held in the Rosow Family Foundation Charitable Trust, of which Mr. Rosow is a Trustee, 11,000 shares are held in an IRA, 653,767 shares are held by Mr. Rosow's wife and 3,591 shares are held in a Tax Trust. Mr. Rosow disclaims beneficial ownership of the shares owned by his wife.

(10)
Of this total, 23,218 shares are held in Mr. Shara's account in the Company’s 401(k) plan, which he directs, 51,746 shares and 6,768 vested options are held by a limited partnership of which Mr. Shara and his wife are the sole general partners and his son is the sole limited partner. 16,900 shares are held for Mr. Shara under the Company’s Restricted Stock Plan and 4,900 shares represent vested options.

(11)	Of this total, 24,812 shares are held in an IRA directed by Mr. Tatigian.

(12)
Of this total, 17,543 shares are held in Ms. Van Borkulo-Nuzzo's account in the Company's 401(k) plan, which she directs, 12,200 shares are held for Ms. Van Borkulo-Nuzzo under the Company's Restricted Stock Plan and 20,000 shares represent vested options.

(13)	Of this total, 6,649 shares are held by Mr. Schierloh’s wife. Mr. Schierloh disclaims beneficial ownership of the shares held by his wife.

(14)	Mr. Houlihan owns 259 shares in the Company’s 401(k) plan.

(15)	11,800 shares are held for Mr. Rudgers under the Company’s Restricted Stock Plan.

(16)
Pursuant to information contained in a Schedule 13G filed on February 17, 2004 by Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Bank PLC (“Barclays”), Barclays has sole voting and dispositive power with respect to 3,052,896 shares.

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ITEM 1    ELECTION OF DIRECTORS

Hudson United Bancorp's Certificate of Incorporation and By-laws authorize a minimum of 5 and a maximum of 25 directors, but leaves the exact number to be fixed by resolution of the Company's Board of Directors. The Board has fixed the number of directors at 9, effective on the date of the annual meeting. On that date, James E. Schierloh will retire as director after 22 years of service to Hudson United Bancorp, including 6 years in which he served as Chairman of our Board of Directors. Mr. Schierloh has also been a bank director since 1965 and Chairman Emeritus of the Company and the Bank since 1996.

Pursuant to Hudson United Bancorp’s Certificate of Incorporation, the directors of the Company are divided into three classes. Directors are generally elected for three-year terms on a staggered basis, except that some directors may be nominated for shorter terms in order to more nearly equalize the size of the three classes.

Robert J. Burke and Joan David are each being nominated for a three-year term extending to the 2007 annual meeting and until their respective successors have been elected and qualified. If, for any reason, any of the nominees become unavailable for election, the proxy solicited by the Board of Directors will be voted for a substitute nominee selected by the Board. The Board has no reason to believe that any of the named nominees is not available or will not serve if elected.

The names of the nominees for election, the directors whose terms extend beyond the annual meeting and certain information about each of them are set forth in the tables below. Years of service on the Board includes prior service on the Board of Directors of HUB prior to the formation of the holding company.

Nominees for 2004 Annual Meeting

Name, Age & Position With the Company	Principal Occupation During Past Five Years		Director Since	Annual Meeting at which Term Expires

Robert J. Burke, 70	■	President and Chief Operating Officer, Union Dry Dock and Repair Co. (dry docking and repair of coastal and harbor vessels).	1979	2007

Joan David, 65	■	Substitute Teacher, Board of Cooperative Educational Services of Rockland County.	1994	2007

Directors Whose Terms Expire at 2005 Annual Meeting

Name, Age & Position With the Company	Principal Occupation During Past Five Years		Director Since	Annual Meeting at which Term Expires

W. Peter McBride, 58	■	President of McBride Enterprises, Inc. (real-estate development and investment company);	1995	2005

	■	President McBride Agency (residentialreal-estate brokerage).

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Charles F. X. Poggi, 73	■	Retired;	1973	2005

	■	President and Chief Operating Officer, The Poggi Press (general printing business).

John H. Tatigian, Jr., 67	■	Retired;	1996	2005

	■	Senior Vice President of Peter Paul Hershey (confection company).

Directors Whose Terms Expire at 2006 Annual Meeting

Name, Age & Position With the Company	Principal Occupation During Past Five Years		Director Since	Annual Meeting at which Term Expires

Bryant D. Malcolm, 69	■	President, Malcolm-Brooker Company, Inc. (a consulting firm to the construction and real estate industry);	1995	2006

	■	President, B.D. Malcolm Company Inc. (General Contractors)

Donald P. Calcagnini, 68	■	Retired;	1996	2006

	■	Chairman of the Board of Directors of Lafayette American Bank.

Kenneth T. Neilson, 55	■	Chairman, President and CEO of Hudson United Bancorp and HUB.	1989	2006

David A. Rosow, 61	■	Chairman and CEO of Rosow & Company, Inc. (a private investment company);	1996	2006

	■	Chairman of International Golf Group, Inc. (ownership, development and management of golf courses).

No director of Hudson United Bancorp serves as a director of any other company registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Recommendation and Vote Required on Item 1

THE HUDSON UNITED BANCORP BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINATED SLATE OF DIRECTORS.

Directors will be elected by a plurality of the votes cast at the annual meeting, whether in person or by proxy.

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ITEM 2 AMENDMENT TO THE
HUDSON UNITED BANCORP RESTRICTED STOCK PLAN

General

The Board of Directors of the Company as of March 8, 2004 unanimously approved the adoption of an amendment to the Hudson United Bancorp Restricted Stock Plan (the “Restricted Stock Plan”), subject to the approval of the Company’s shareholders. The amendment to the Restricted Stock Plan extends the termination date of the Restricted Stock Plan to December 12, 2010 and increases the maximum number of shares of common stock which may be awarded under the Restricted Stock Plan by authorizing an additional 1,000,000 shares which may be issued after April 21, 2004. The Restricted Stock Plan is administered by the Compensation Committee of the Board. The purpose of the Restricted Stock Plan is to assist the Company in attracting and retaining highly qualified persons as officers and employees of the Company and HUB.

The Committee selects from among the officers and other key employees of the Company, and its subsidiaries, the individuals to whom awards will be granted, and determines the specific terms of each award, including any payment to be required from the recipient thereof, subject to the provisions of the Restricted Stock Plan. The Committee construes and interprets the Restricted Stock Plan and awards granted thereunder, determines the duration and purposes for leaves of absence which do not constitute a termination of employment for purposes of the Restricted Stock Plan and determines in the event of employment termination, whether the Restricted Period upon such Participant’s shares will lapse at such time of termination of employment. Stock awarded under the Restricted Stock Plan which is forfeited pursuant to the terms of the Restricted Stock Plan may again be the subject of awards. The Restricted Stock Plan provides for an appropriate adjustment in the event of stock splits, stock dividends, recapitalizations and similar events.

On March 8, 2004, the latest practicable date before the mailing of this Proxy Statement, the closing price for the shares of common stock quoted by The Wall Street Journal was $39.82. The essential features of the Restricted Stock Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the Restricted Stock Plan, as amended, which appears as Appendix B to this proxy statement. The proposed amendments to the Restricted Stock Plan shown in Appendix B appear in bold and are underlined and proposed deletions from the current plan are shown in brackets.

Stock Subject to Restricted Stock Plan

The stock to be issued under the Restricted Stock Plan, as amended, consists of authorized but unissued common stock of the Company. The Restricted Stock Plan, without the amendment, authorized the issuance of up to 550,000 shares subject to adjustment upon certain events. The amendment to the Restricted Stock Plan increases the number of shares subject to the Restricted Stock Plan by authorizing the issuance of 1,000,000 shares after April 21, 2004.

The share limitation is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, recapitalizations and other capital adjustments. The Company must reserve out of its authorized but unissued shares or out of shares held in the Company’s treasury sufficient shares for the award of the additional 1,000,000 shares under the Restricted Stock Plan. Shares awarded under the Restricted Stock Plan which are subsequently forfeited, resold or returned to the Company pursuant to the Restricted Stock Plan will not count against the aggregate limitation.

Administration of Restricted Stock Plan

The Committee administering the Restricted Stock Plan consists of at least three persons designated by the Company’s Board of Directors. No Committee member may be an employee of the Company or any of its subsidiaries. The Compensation Committee of the Company currently administers the Restricted Stock Plan. The Committee determines those employees eligible to participate in the Restricted Stock Plan, those employees who are to be granted restricted stock awards, the number of shares to be covered by the award, the price, if any, to be paid for the shares awarded under the Restricted Stock Plan, and the nature and terms of any restrictions on the employee’s rights in that stock. The Committee also has authority to interpret the Restricted Stock Plan, to prescribe, amend, and rescind rules relating to the

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Restricted Stock Plan, and to make all other determinations necessary or advisable for administering the Restricted Stock Plan. The Committee also determines the duration and purposes for leaves of absence which do not constitute a termination of employment for purposes of the Restricted Stock Plan and determines in the event of employment termination, whether the Restricted Period upon such Participant’s shares will lapse at such time of termination of employment.

Grant of Awards

Officers and other key employees of the Company and HUB and any other subsidiary of the Company are eligible to participate in the Restricted Stock Plan. At present, the Company does not know which officers and other key employees will receive awards in the future pursuant to the increase in the number of shares authorized by the amended Restricted Stock Plan. Directors will be eligible to participate only if they are employees.

Restrictions

The Committee may impose restrictions of any nature on the shares of stock awarded pursuant to the Restricted Stock Plan. In addition, the Committee may, but need not, require the payment of a purchase price in exchange for such shares.

Restricted Period

Each share of stock awarded under the Restricted Stock Plan will be subject to a “Restricted Period” of from two to ten years, as determined by the Committee when it awards the shares. During the Restricted Period, certificates representing the shares will be held by an escrow agent and the employee will be prohibited from selling or disposing of the shares. If a share recipient leaves the employ of the Company and its subsidiaries during the Restricted Period for any reason, his or her shares will be forfeited and must be returned to the Company, which will refund to the employee the price, if any, he or she paid for such shares. An amendment to the Restricted Stock Plan has been added to clarify past interpretations of the Restricted Stock Plan that the Committee is given discretion to waive this forfeiture requirement if the share recipient leaves the Company’s employ due to death, retirement, disability or reasons other than termination for Cause, even within the first two years.

In the Restricted Stock Plan, upon the occurrence of a Change in Control of the Company, every Restricted Period of five years or less remaining will automatically expire. Generally, a “Change in Control” is deemed to occur if a person, group or entity acquires 10% or more of the Company’s voting stock (unless that person, group or entity acquires less than 25% of the voting stock and receives prior approval of 2/3 of the Board of Directors for acquisitions above 10%), if the Company’s common stock is purchased pursuant to a tender or exchange offer not made by the Company or its affiliates, if the Company’s stockholders approve a merger or consolidation of the Company with another company (other than a merger in which the Company is the surviving entity and its shareholders and directors remain the same), if all or substantially all of the Company’s assets are sold or otherwise disposed of, if a liquidation or dissolution of the Company occurs, if there is a substantial change in the make-up of the Board of Directors which is not approved by the continuing directors, or if the ownership of HUB’s common stock or assets changes.

Amendment and Termination of Restricted Stock Plan

The Board may at any time terminate, suspend, or modify the Restricted Stock Plan. Under the Restricted Stock Plan, any amendment which increases the maximum number of shares which may be issued under the Restricted Stock Plan, changes the class of persons eligible to participate in the Restricted Stock Plan, extends the period during which shares may be granted or makes any other change which would materially increase the benefits of the Restricted Stock Plan to employees of the Company requires shareholder approval.

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Federal Income Tax Consequences Under the Restricted Stock Plan

The following is a summary of the federal income tax consequences of transactions under the Restricted Stock Plan, based on federal income tax laws in effect on March 1, 2004. This summary is not intended to be comprehensive and does not describe state or local income tax consequences.

Restricted Stock

A recipient of restricted stock generally will not be subject to tax at the time the restricted stock is received, but it will be subject to tax at ordinary income rates on the excess of: 1) the fair market value of the restricted stock when the restricted stock is first either transferable or not subject to a substantial risk of forfeiture, over 2) the amount (if any) paid for the stock by the recipient. However, a recipient who so elects under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), within 30 days of the date of transfer of the shares, will recognize taxable ordinary income in the year of receipt of the shares equal to the excess of the fair market value of such shares of restricted stock at the time of such transfer (determined without regard to the restrictions) over the purchase price (if any) of such restricted stock. Upon the subsequent sale or exchange of such stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the amount paid for the stock, plus the amount included in gross income upon the transfer.

If the restricted shares subject to a Section 83(b) election are forfeited before they are vested, the recipient may be entitled to a capital loss for federal income tax purposes equal to the purchase price (if any) of the forfeited shares, but the recipient will not be entitled to a loss with respect to any income recognized as a result of the Section 83(b) election.

With respect to the sale of the shares after the Restricted Period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire and the tax basis of such shares will generally be based on the fair market value of such shares on such date. However, if the recipient timely elects to be taxed as of the date of the award of shares, the holding period commences on such date and the tax basis will be equal to the fair market value of the shares on such date (determined without regard to the restrictions). The recipient’s employer generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient, subject to the reporting requirements and the ordinary and necessary test.

Capital Gains

Under current law, a taxpayer’s net capital gain (i.e., the amount by which the taxpayer’s net long-term capital gains exceed his net short-term capital losses) from a sale of shares is subject to a maximum federal income tax rate of 15% if the shares have been held for more than 12 months. Ordinary income is subject to tax at rates as high as 35%. Capital losses are currently deductible against capital gains without limitation, but are currently deductible against ordinary income in any year only to the extent of $3,000 ($1,500 in the case of a married individual filing a separate return). Capital losses which are not currently deductible by reason of the foregoing limitation may be carried forward to future years.

Dividends on Restricted Stock

Dividends on restricted stock transferred to a participant in the Restricted Stock Plan which are paid prior to the time such stock becomes vested or transferable by the recipient will generally be treated as compensation which is taxable as ordinary income to the participant and will be deductible by the Company, subject to satisfaction of the reporting requirements and the ordinary and necessary test. However, if the recipient of restricted stock makes a timely Section 83(b) election with respect to the stock, dividends paid on such stock will be treated as dividend income which is taxable at a maximum federal income tax rate of 15%, but will not be deductible by the Company.

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Payment in Respect of a Change in Control

The Restricted Stock Plan provides for the lapse of restriction in the event of a “Change in Control,” as defined in the Restricted Stock Plan. The acceleration of these benefits may be deemed to constitute a “parachute payment” under the Code. “Excess parachute payments,” as defined in the Code, will subject the recipient thereof to an additional 20% excise tax and are not deductible by the Company

Board of Directors’ Recommendation

THE COMPANY’S BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE RESTRICTED STOCK PLAN INCLUDED IN ITEM 2.

Approval of the amendments to the Restricted Stock Plan requires a majority of the shares outstanding to cast a vote on the matter and a majority of the shares voting to be in the affirmative.

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PERFORMANCE GRAPH

The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1998 in: (a) Hudson United Bancorp common stock; (b) the Standard & Poor's (“S&P”) 500 Index; and (c) the Keefe, Bruyette & Woods 50 ("KBW 50") Index. The graph is calculated assuming that all dividends are reinvested during the relevant periods. The graph shows how a $100 investment would increase or decrease in value over time, based on dividends (stock or cash) and increases or decreases in the market price of the stock.

Cumulative Total Return for Year End (5 Years)

The above graph was prepared by SNL Financial LC © 2004

Cumulative Total Return for Year Ending:

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Hudson United Bancorp	100.00	90.10	85.03	121.39	136.37	167.53
S&P 500 Index	100.00	121.11	110.34	97.32	75.75	97.40
KBW 50 Index	100.00	96.53	115.89	111.12	103.20	138.38

The KBW 50 is an index composed of fifty money center and regional banks. Hudson United Bancorp believes the KBW 50 Index provides a consistent means for comparing the performance of Hudson United Bancorp common stock against other financial institutions generally.

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The following graph compares the cumulative total return on a hypothetical $100 investment made at the close of business on December 31, 1993 in: (a) Hudson United Bancorp common stock; (b) The S&P 500 Index,; and (c) the KBW 50 Index. It is prepared on the same basis as the prior graph, but shows returns over a ten year period.

Cumulative Total Return For Year End (10 Years)

The above graph was prepared by SNL Financial LC © 2004

Cumulative Total Return for Year Ending:

	12/31/93	12/31/94	12/31/95	12/31/96	12/31/97

Hudson United Bancorp	100.00	100.88	156.43	184.44	311.60
S&P 500 Index	100.00	101.39	139.51	171.86	229.35
KBW 50 Index	100.00	94.90	152.00	215.01	314.32

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03

Hudson United Bancorp	254.13	228.98	216.10	308.49	346.57	425.75
S&P 500 Index	295.93	358.40	326.52	188.00	224.17	288.25
KBW 50 Index	340.34	328.52	394.43	378.18	351.53	470.98

EXECUTIVE COMPENSATION

Board Compensation Committee Report on Executive and Board Compensation

The Compensation Committee (“the Committee”) of the Board of Directors administers the Company’s executive compensation program. The Committee, which is composed entirely of independent directors, is responsible for approving and reporting to the Board on all elements of compensation for corporate executives.

General Compensation Philosophy

The Company’s executive compensation philosophy is that a strong, explicit link should exist between executive compensation and the value delivered to shareholders. The Company uses several compensation programs in which executive officers are eligible to participate, including base salary, annual incentives and long-term incentives. For executives, the majority of total compensation opportunities are delivered through incentive pay, thereby linking the value realized by executives from the total compensation program with the Company’s financial and/or stock performance. Overall pay levels are targeted at competitive median levels, with actual compensation realized by executives commensurate with Company and individual performance. In determining the amount and type of executive compensation, the Committee seeks to achieve the following objectives:

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•	To attract, retain and motivate key executive talent.
•	To provide competitive compensation opportunities that are strongly aligned with the financial and stock performance of the Company.
•	To encourage executives to own a meaningful equity stake in the Company.

Establishing Executive Compensation Opportunities

In establishing base salary and incentive opportunity targets for Corporate executives, the Committee regularly reviews competitive compensation practices. The three elements of pay (base salary, annual incentives, and long-term incentives) are compared to the pay practices of a group of comparison companies. The companies used for comparison purposes are comparably-sized public bank holding companies that compete in similar business lines and are not identical to the companies used in the stock price performance graph. The Committee considered the results of the executive pay analysis, the executive’s performance and the Company’s financial performance in making executive compensation program recommendations to the Board of Directors.

Base Salary

The committee reviews the base salaries provided to the Company’s executives on an annual basis relative to competitive practice for comparable positions. Executive base salaries are adjusted considering an evaluation of current base salary relative to competitive levels, tenure in position, individual performance, business line performance and Company performance. Executive base salary levels are consistent with the Company’s compensation strategy of providing median pay levels.

Incentive Cash Compensation/Annual Incentive Plan

Annual incentive opportunities are provided to the Company’s executives to link the achievement of the Company’s annual goals with executive compensation. Individual target award opportunities have been established to provide cash compensation opportunities at competitive median levels while the actual payouts are commensurate with performance. The size of actual awards may range from 0% to 200% of target and will vary based upon a combination of the Company’s performance, specific departmental performance and individual performance. For fiscal year 2003, award opportunities were based upon the Company’s performance specifically related to earning per share (excluding certain items), return on equity and minimum loan loss reserve levels. Payouts to executives for fiscal year 2003 reflect that the Company met its performance objectives for the year. In 2000, bonus payments were withheld from certain officers due to increased expenses incurred by the Company in connection with termination of the Dime merger. Upon receipt of the termination fee from Dime in 2002, those bonus payments which had been withheld in 2000, were paid.

Long-term Incentive Program

Long-term incentives are targeted to provide competitive total compensation opportunities and are used to align executive compensation with the creation of shareholder value. The Company intends to provide an ongoing long-term incentive program to executives consisting of stock options and restricted stock awards. Actual awards to individual executives in any given year are based on the Compensation Committee’s assessment of the contribution made by the executive to the Company and competitive long-term incentive award guidelines established for the position. During fiscal year 2003, consistent with this philosophy, shares of restricted stock were awarded to the Company’s Named Officers.

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Chief Executive Officer

For calendar year 2004, Mr. Neilson received an increase in base salary of $50,000 to $750,000 due to the Company exceeding its 2003 financial targets in earnings per share and return on average equity and because his salary was below the mid-point of executives in similar positions. Mr. Neilson received an incentive cash award of $546,000 under the existing cash incentive program, because the Company exceeded its financial targets including earnings per share and return on average equity in 2003. In 2003, Mr. Neilson was granted long term incentive awards of 27,000 shares of restricted stock under the Restricted Stock Plan to incent continuing efforts to outperform targets and to continue to align management interests with shareholders interests.

Tax Deductibility Considerations

Based upon current levels of compensation, Hudson United Bancorp is not affected substantially by the provisions of Section 162(m) of the Internal Revenue Code which limits the deductibility of compensation above $1 million for each of the five highest paid officers. Certain forms of compensation are exempt from this deductibility limit; primarily performance based compensation which has been approved by shareholders. Compensation under the Company’s stock option plan (but not restricted stock plans) is exempt.

The Compensation Committee of Hudson United Bancorp

John H. Tatigian, Jr., Chairperson
Robert J. Burke
Joan David

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Summary Compensation Table

The following table summarizes all compensation earned in the past three years for services performed in all capacities for Hudson United Bancorp and its subsidiaries with respect to the Named Officers.

Summary Compensation Table

	Annual Compensation			Long Term Compensation Awards

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards (1) $	Securities Underlying Options/SARs(#)	All Other Compensation (2) ($)

Kenneth T. Neilson	2003	697,116	546,000	937,980	0	29,851
Chairman, President &	2002	621,156	1,103,843 (3)	547,800	53,000	22,256
CEO of the Company &			(a. 591,341;
HUB			(b. 512,502)
	2001	525,000	525,000	494,280	55,000	9,385

D. Lynn Van Borkulo-	2003	279,423	134,400	191,070	0	9,531
Nuzzo, EVP, General	2002	265,000	241,300 (3)	101,343	11,000	13,016
Counsel, Corporate			(a. 130,000;
Secretary, and Chief Risk			(b. 111,300)
Officer of the Company &	2001	265,000	132,500	82,380	9,000	11,622
HUB

Thomas J. Shara, Jr. EVP	2003	289,039	139,200	312,660	0	28,729
& Senior Loan Officer of	2002	265,000	267,800 (3)	106,821	12,000	22,479
HUB			(a. 130,000;
			(b. 137,800)
	2001	265,000	99,375	109,840	12,000	9,507

Thomas R. Nelson	2003	274,039	132,000	312,660	0	8,228
EVP & President of	2002	249,036	239,999 (3)	125,994	14,000	9,012
Shoppers Charge			(a. 110,000;
Division			(b. 129,900)
of HUB	2001	225,000	112,498	96,110	10,000	8,182

James T. Rudgers (4)	2003	254,423	122,400	225,810	0	7,991
EVP & Head of Retail	2002	206,885	124,800	145,167	0	0
Banking of HUB	2001

William A. Houlihan (5)	2003	298,731	148,200	225,810	0	1,259,323
Former EVP & CFO of	2002	284,230	148,200	115,038	13,000	21,398
the Company & HUB	2001	265,000	132,500	109,840	72,000	731

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NOTES:

(1)
The dollar amounts listed represent the number of shares of restricted stock granted, multiplied by the fair market value of each share of stock on the date of the grant. Cash dividends are paid directly to the officer holding the restricted stock but stock dividends are added to the restricted stock and are subject to the same restrictions. The number of shares reflected have been adjusted for stock dividends paid by the Company. As of December 31, 2003, Mr. Neilson, Ms. Van Borkulo-Nuzzo, Mr. Rudgers , Mr. Shara and Mr. Nelson held 65,000, 12,200, 11,800, 16,900 and 17,100 shares of restricted stock, respectively, with aggregate values of $2,401,750, $450,790, $436,010, $624,455, and $631,845 respectively. Restricted stock granted to the Named Officers in 2003 vests, subject to continued employment, one-third at the end of three years after the date of grant, one-third four years after the date of grant, and one-third five years after the date of grant. Upon consummation of the Dime-Washington Mutual merger in January, 2003, the Company received the balance of the $92 million in termination payments and the restricted shares granted in 2000 were vested with regard to executive officers whose employment continued through such date.

(2)	For 2003, the amounts shown in this column for all Named Officers other than Mr. Houlihan represent employer contributions to 401(k) plans on behalf of the Company’s Named Officers.

(3)
2002 bonuses include payments to certain executives of their 2000 bonus payments. The 2000 bonuses were paid in 2002 upon receipt of a termination fee by the Company on January 7, 2003 relating to the breakup of the Company’s merger with Dime Bancorp, Inc. Reference to the amounts in parentheses ( ) under the total shown for each executive represents: a. the 2000 bonus and b. the bonus earned for performance in 2002.

(4)	Mr. Rudgers joined the Company on January 22, 2002.

(5)
On November 5, 2003, the Company entered into a Separation Agreement and Release with Mr. Houlihan under which Mr. Houlihan resigned from the Company and HUB effective November 5, 2003. Under the Agreement, the Company paid Mr. Houlihan his salary through December 31, 2003 and paid Mr. Houlihan his bonus for 2003 consistent with bonuses paid to other executive officers of the Company. Mr. Houlihan also received as severance an amount equal to the number of his unvested shares remaining under his first grant of stock options multiplied by the difference between the market value of the Company’s common stock on November 5, 2003 and the exercise price of those options. This amount was placed in escrow until December 31, 2004. All unvested options and restricted shares were forfeited. The amounts shown for 2003 in the “All Other Compensation” column for Mr. Houlihan are employer contributions to Mr. Houlihan’s 401(k) plan in the amount of $3,006, auto allowance payments in the amount of $893, tax planning services reimbursement in the amount of $21,114 and the escrowed severance payment of $1,234,310.

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Option Grants in 2003

In 2003, no options were granted to any Named Officer. Notwithstanding this fact, the Company utilizes the Black-Scholes option pricing model to estimate the grant date present value of options.

Option Exercises

The following table is intended to show options exercised during the last fiscal year and the value of unexercised options held at year-end 2003 by the Named Officers. Hudson United Bancorp does not utilize stock appreciation rights ("SARs") in its compensation package.

Aggregated Option Exercises in last Fiscal Year and FY-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End Exercisable/ Unexercisable ($)(1)

Kenneth T. Neilson	-0-	-0-	53,680/108,113	427,733/1,029,514

D. Lynn Van Borkulo-Nuzzo	14,585	87,630	20,000/20,113	531,728/191,454

Thomas J. Shara	-0-	-0-	11,849/24,113	97,790/229,484

Thomas R. Nelson	-0-	-0-	46,155/24,113	927,538/229,624

James T. Rudgers	-0-	-0-	0/16,000	0/152,960

William A. Houlihan	-0-	-0-	0/0	0/0

________________________
NOTES:

(1)	Options are "in the money" if the fair market value of the underlying security exceeds the exercise price of the option at year-end.

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EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(excluding securities reflected in column(a)
Equity compensation plans approved by security holders	1,192,198	$26.34	953,297
Equity compensation plans not approved by security holders	NONE	NONE	NONE
Total	1,192,198	$26.34	953,297

The Company has 17,531 outstanding options that have been granted under the different plans of acquired institutions. No new shares will be issued under any of these plans of acquired institutions.

Employment Contracts, Termination of Employment and Change in Control Arrangements

Under Hudson United Bancorp's Restricted Stock Plan, each share of stock awarded is subject to a "Restricted Period" of from two to ten years, as determined by the Compensation Committee when it awards the shares. Effective upon the date of grant, the officer or employee is entitled to all the rights of a shareholder with respect to the shares, including dividend and voting rights. However, if a share recipient leaves the employment of Hudson United Bancorp or its subsidiaries during the Restricted Period for any reason, his or her shares may be forfeited to Hudson United Bancorp. Upon the occurrence of a change in control of Hudson United Bancorp, every Restricted Period then in existence with a remaining term of five years or less will automatically expire.

Under the Hudson United Bancorp 2002 Stock Option Plan, options are granted with a term not to exceed ten years from the grant date. Each option is granted with a vesting schedule as determined by the Compensation Committee. In the event of a change in control, as defined in the plan, any option that has not vested, as of the date of the change in control, becomes fully vested.

As of January 1, 1997, the Company entered into a change in control agreement with Mr. Neilson. The change in control agreement was amended on September 17, 2003, to clarify the measurement period as the date of closing and not the date an agreement is signed and to clarify the timing of incentive payments with respect to a change in control. The Agreement provides that in the event of a Change in Control, Mr. Neilson would be entitled to be employed for a period of three years and would be entitled to substantially the same title, same salary and same benefits as existed prior to the change in control, and he would be entitled to certain severance payments and benefits. The agreement does not become effective unless there is a change in control and then would remain effective three years after a change in control. Prior to a change in control, unless the Company stops its automatic renewal, the agreement is for a two year "evergreen" term.

A "change in control" is defined to mean any of the following: (i) the acquisition of beneficial ownership by any person or group of 25% or more of the Company's voting securities or all or substantially all of its assets; (ii) the merger, consolidation or combination (a "merger") with an unaffiliated entity unless following the merger the Company's directors constitute 50% or more of the directors of the combined entity and the Company's CEO is the CEO of the surviving entity; or (iii) during any two consecutive calendar years individuals who were directors of the Company at the start of the period cease to constitute two-thirds of the directors unless the election of the directors was approved by the vote of two-thirds of the directors then in office; or (iv) the transfer of all or substantially all of the Company's assets.

With respect to Mr. Neilson's contract, if he is terminated without cause, resigns for good reason (as defined in the contract) within the first 90 days following a change in control, resigns for any reason after that 90 day period, dies or is disabled, he (or his estate) is entitled to a lump sum payment equal to three times the sum of his annual salary and his highest bonus in the last three years, as well as a continuation of his family's health coverage for a period of three years.

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In the event that the severance payments and benefits under the agreement, together with any other parachute payments, would constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986 (the "Code"), the payment to Mr. Neilson would be increased in an amount sufficient to pay the excise taxes and other income and payroll taxes necessary to allow Mr. Neilson to retain the same net amount, after such taxes as he was otherwise entitled to receive (a "Make Whole Tax Provision").

As of October 1, 2002, the Company entered into change in control agreements with Ms. Van Borkulo-Nuzzo and Messrs. Nelson and Shara, replacing prior agreements with these executives. Each change in control agreement was amended on September 17, 2003 to clarify the measurement period as the closing date. Each executive officer may resign for “good reason” as defined in the agreement within 90 days following a change in control or for any reason commencing 90 days after a change in control and would be entitled to receive a lump sum payment equal to three times the sum of the annual salary paid to the executive immediately prior to the change in control plus the highest bonus amount paid to the executive in any fiscal year during each of the three fiscal years immediately prior to the change in control. The executive would also be provided with health, hospitalization and medical insurance for three years following termination of employment. The severance and benefits are also payable if the executive is terminated without cause or becomes disabled following a change in control. The definition of change in control is the same definition as in Mr. Neilson’s contract. The agreements do not become effective unless there is a change in control and then remain effective three years after a change in control. Prior to a change in control, unless the Company stops their automatic renewal, the agreements are for two year “evergreen” terms. Under these contracts, in the event that the severance payments and benefits under the agreements, together with any other parachute payments, would constitute excess parachute payments under Section 280G of the Code, the payments and benefits under the agreements will be reduced (but not below zero) to the extent necessary to avoid excess parachute payments (a “Cut Back Provision”).
Pension Plans

The monthly retirement benefit for executives under the Employees’ Retirement Plan of Hudson United Bancorp (the "Plan") will generally be equal to the product of (a) 1% of the employee’s base average annual monthly earnings (based on the highest 5 years of service) plus 1/2% of the employee’s base average monthly earnings (based on the highest 5 years of service) in excess of the average Social Security taxable wage base, multiplied by (b) the years of credited service. Retirement benefits normally commence when an employee reaches age 65, but early retirement without reduction in benefit may be taken when an employee's age plus years of service equals 85.

In the Plan, compensation in the form of a bonus is excluded from benefit calculations. The Plan also provides for disability pension benefits.

As of October 1, 2002, Hudson United Bancorp adopted a Supplemental Employee Retirement Plan (“SERP”) which replaced the previous plan of January 1996. The SERP provides a pension benefit which makes up the amount of the benefits that cannot be provided under the Plan as a result of the limits on the amount of compensation that can be taken into account under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”) ($205,000 in 2004) and the amount of benefits payable under Section 415 of the Code. Unlike the Plan, the SERP covers salary plus cash bonus. The benefit is payable as a single life annuity or 100% survivor benefits can be paid for the life of the spouse if the benefit is reduced. Kenneth T. Neilson, Lynn Van Borkulo-Nuzzo, Thomas Shara, Thomas Nelson and James Rudgers are participants in the SERP. On September 17, 2003, the participation agreement under the SERP between Mr. Neilson and the Company was amended to grant Mr. Neilson an additional ten years of service credit under the SERP for benefit accrual purposes and for early retirement purposes in exchange for a covenant not to compete. The Company is in the process of amending all SERP participation agreements to change certain non-financial provisions.

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The amounts in the table below show an employee's estimated annual retirement benefit from the Plan and the SERP combined, assuming retirement at age 65 for an individual reaching such age before January 1, 2004 and assuming a straight life annuity benefit, for the specified compensation levels and years of service. The benefits listed in the table are not subject to any deduction for social security or other offset amounts. Mr. Neilson has approximately 31 years of credited service as of January 1, 2004 and, at age 65 would have approximately 40 years of credited service, which includes the ten years of additional service credit that Mr. Neilson was granted. Ms. Van Borkulo-Nuzzo has approximately 37 years of credited service as of January 1, 2004, and, at age 65, would have approximately 48 years of credited service. Mr. Shara has approximately 23 years of credited service as of January 1, 2004 and, at age 65, would have approximately 43 years of credited service. Mr. Nelson has approximately 9 years of credited service as of January 1, 2004 and at age 65 would have approximately 15 years of credited service. Mr. Rudgers has approximately 2 years of credited service and, at age 65, would have approximately 13 years of credited service.

Pension Plan Table

COMPENSATION	10 YEARS	15 YEARS	20 YEARS	25 YEARS	30 YEARS	35 YEARS

$250,000	33,150	49,725	66,300	82,875	99,450	116,025
$300,000	40,650	60,975	81,300	101,625	121,950	142,275
$350,000	48,150	72,225	96,300	120,375	144,450	168,525
$400,000	55,650	83,475	111,300	139,125	166,950	194,775
$450,000	63,150	94,725	126,300	157,875	189,450	221,025
$500,000	70,650	105,975	141,300	176,625	211,950	247,275
$550,000	78,150	117,225	156,300	195,375	234,450	273,525
$600,000	85,650	128,475	171,300	214,125	256,950	299,775
$700,000	100,650	150,975	201,300	251,625	301,950	352,275
$800,000	115,650	173,475	231,300	289,125	346,950	404,775
$900,000	130,650	195,975	261,300	326,625	391,950	457,275
$1,000,000	145,650	218,475	291,300	364,125	436,950	509,775
$1,200,000	175,650	263,475	351,300	439,125	526,950	614,775
$1,400,000	205,650	308,475	411,300	514,125	616,950	719,775

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REPORT OF THE AUDIT COMMITTEE

March 1, 2004

To the Board of Directors of Hudson United Bancorp:

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2003.

Pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, we have met with the independent auditors and discussed (i) the methods used to account for significant unusual transactions, (ii) the effect of significant accounting policies in controversial or emerging areas, (iii) the process used by Management in formulating particularly sensitive accounting estimates and (iv) disagreements, if any, with Management over the application of accounting principles.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committee, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, the Audit Committee recommends to the full Board of Directors that the audited financial statement be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

The Audit Committee of Hudson United Bancorp

David A. Rosow, Chairperson
Robert J. Burke
James E. Schierloh
John H. Tatigian, Jr.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young, LLP, independent public accountants, audited the books and records of the Company for the years ended December 31, 2003 and 2002. Selection of the Company’s independent public accountants for the 2004 fiscal year will be made by the Audit Committee subsequent to the annual meeting.

Ernst & Young, LLP has advised the Company that one or more of its representatives will be present at the annual meeting of shareholders to make a statement if requested or to respond to appropriate questions.

On May 22, 2002, the Company, decided to dismiss Arthur Andersen LLP (“Andersen”) as its independent accountants, and on May 29, 2002 appointed Ernst & Young LLP (“E&Y”) as its independent accountants for the year ending December 31, 2002. The decision to dismiss Andersen and to retain E&Y was approved by the Company’s Audit Committee of the Board of Directors.

Andersen’s reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the two fiscal years ended December 31, 2000 and 2001 and through May 22, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the disagreements in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          The Company provided Andersen with a copy of the foregoing disclosures.

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The fees billed for services rendered to the Company by its independent accountants for the years ended December 31, 2003 and 2002 were as follows

	Year-Ended
	December 31,
	2003	2002
Audit Fees	$622,400	$379,500
Audit-Related Fees	$65,100	$136,500
Tax Fees	$390,296	$464,558
All Other Fees	$0	$0

“Audit-Related Fees” include fees paid for benefit plan audits and accounting consultations necessary to comply with generally accepted auditing standards. “Tax Fees” include fees paid for tax return preparation, state and local tax consulting and an acquisition cost study.

In 2003 the Audit Committee adopted a formal policy concerning the pre-approval of audit and non-audit services to be provided by the independent accountants to the Company. The policy requires that all services to be performed by Ernst & Young LLP, the Company’s independent accountants, including audit services, audit-related services and permitted non-audit services, be pre-approved by the Audit Committee. Specific services being provided by the independent accountants are regularly reviewed in accordance with the pre-approval policy. At each subsequent Audit Committee meeting, the Committee receives updates on the services actually provided by the independent accountants, and management may present additional services for approval. All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations, and the Audit Committee pre-approved all audit, audit-related and non-audit services performed by Ernst & Young LLP during fiscal 2003.

ITEM 3.  SHAREHOLDER PROPOSAL

We received the following proposal from Mr. Robert D. Morse, 212 Highland Avenue, Moorestown, New Jersey 08057. We expect Mr. Morse to present this proposal at the annual meeting. If Mr. Morse presents his proposal at the annual meeting, approval of the proposal will require a majority of the votes cast.

Your Board of Directors recommends a vote against the adoption of this shareholder proposal.

In accordance with SEC rules, other than minor formatting changes, we are reprinting the proposal and supporting statement as it was submitted to us. We take no responsibility for the proposal.

“Resolved: Management and Directors are requested to consider discontinuing all rights, options, SAR’s and possible severance payments to top 5 of Management after expiration of existing plans or commitments. This does not apply to plans for lesser Managers or employees whom are offered reasonable employee options or bonuses.

Supporting Statement: Moderation is needed in corporate remuneration. Any person can live very lavishly on $500,000.00 per year. Over-paying Management has been ongoing and increasing for years. Many officials have been awarded with no mention of what was accomplished above and beyond expectation of their positions. The bookwork involved and expense is tremendous in carrying out these programs. Peer group comparison and commercial “Remuneration” entities have been employed by some to recommend payouts, having nothing to do with a performance record. The product, its advertising, and its acceptance usually govern earnings.

When Management is hired for their position at a good salary, they are expected to earn it, and not have to be paid more when and if they do. Excess wealth passed on may make heirs non-workers, or non-achievers and of little use in our society.

There are many good Management Training Schools in the United States and the supply is available. Hiring away from other corporations is a predatory process, increases costs and does not necessarily “align shareowner/management relations”, with any gain to the shareowners. Think about it! Vote YES for this proposal, it is your gain.

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Thank You, and please vote YES for this Proposal.”

Company Response: The Board recommends you vote AGAINST the proposal for the following reasons.

•
The Compensation Committee monitors executive compensation levels, including severance benefits and equity-based compensation such as options and restricted stock, of other companies in the banking industry and of the approximate size of the Company. Executive compensation is set at a level that is competitive with the market-place;

•
Granting options and other equity based compensation, as well as severance benefits, is a commonly used practice in strengthening corporate governance, better aligns the interests of executive officers and shareholders, and promotes the committee’s goal of retaining qualified executive officers by providing long-term compensation.

•
Recently adopted listing standards of the New York Stock Exchange require shareholder approval of all equity compensation plans and arrangements, including those applicable to executive officers. Accordingly, many of the concerns outlined in the proposal have been already addressed by NYSE rules.

Our executive management have the necessary skill and experience necessary to manage complex banking organizations such as the Company. Demand for qualified and experienced executives such as our management team is high. Limiting management compensation could put the Company at a competitive disadvantage in attracting and maintaining the best qualified executive officers.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE ADOPTION OF THIS SHAREHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the annual meeting. However, in the event such other matters come before that meeting, it is the intention of the persons named in the proxy to vote on any such matters in accordance with the recommendation of the Board of Directors.

Shareholders are urged to sign the enclosed proxy, which is solicited on behalf of the Board of Directors, and return it to the Company in the enclosed envelope or to vote promptly by telephone or internet.

BY ORDER OF THE BOARD OF DIRECTORS

Kenneth T. Neilson
Chairman, President and
Chief Executive Officer

Mahwah, New Jersey
March 19, 2004

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Appendix A

HUDSON UNITED BANCORP
AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee (“Committee”) of Hudson United Bancorp (the “Company”) shall be members of and appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the qualifications, independence and performance of the Company’s internal auditor (internal audit function is presently outsourced) and external auditor (“independent auditor”).

Committee Membership and Meetings

The Board on the recommendation of the Nominating and Governance Committee shall appoint the members of the Committee and the Chairman of the Committee. The members of the Committee shall meet the independence and experience requirements of The New York Stock Exchange and the Sarbanes-Oxley Act of 2002. In particular, all Committee members must be financially literate, as such qualification is interpreted by the Company’s board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member shall be an “audit committee financial expert,” as defined by the Securities and Exchange Commission (“SEC”) regulations.

The Committee shall meet at least quarterly per year or more frequently as circumstances require. The Committee shall be comprised of not fewer than three (3) directors. The Committee may conduct a telephonic meeting if needed.

A majority of the Audit Committee shall constitute a quorum. The Audit Committee may act by a majority of the members present at a meeting of the Committee. In the event of a tie vote on an issue, the Chairperson’s vote shall decide the issue.

Committee Authority and Responsibilities

The Committee shall be directly responsible for and have the sole authority to appoint or replace the independent auditor, and shall have the sole authority to pre-approve all audit engagement fees and terms and pre-approve all non-audit engagements with the independent auditors in accordance with the rules of the New York Stock Exchange (“NYSE”) and Section 10A(i)(1)(B) of the Exchange Act. The independent auditor shall report directly to the Committee. The Committee shall consult with management but shall not delegate its responsibilities hereunder.

The Committee shall receive from the independent auditor reports on critical accounting policies and practices, alternative treatments and material communications with management as required by Section 10A(k) of the Exchange Act.

The Committee shall prepare the “Audit Committee Report” required by SEC regulations to be included in the Company’s annual proxy statement.

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The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other consultants to advise the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors or consultants employed by the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet with management, the internal auditor and the independent auditor in separate executive sessions at least quarterly. The Committee may appoint and delegate authority to subcommittees or the Chair when appropriate.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Additional Responsibilities

The Committee, to the extent it deems necessary or appropriate, shall:

1.
Review and discuss with management and the independent auditor the annual audited financial statements including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.
Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

3.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

4.
Review reports prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. This shall include an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions for which management consulted with other independent auditors during the year about auditing or accounting matters.

5.	Review and discuss quarterly reports from the independent auditors on:

	(a)	All critical accounting policies and practices to be used.

(b)
all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

	(c)	other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

6.	Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company’s financial statements.

7.
Meet periodically with management, the internal auditor and the independent auditor to review and discuss the Company’s major financial risk exposures and those policies and procedures management has adopted to monitor and control such exposures, including the adequacy of the reserve for loan losses.

8.	Obtain and review a report from the independent auditor at least annually regarding:

	a.	(a) the independent auditor’s internal quality-control procedures,

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b.
any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

	c.	any steps taken to deal with any such issues, and

	d.	all relationships between the independent auditor and the Company.

9.
Receive and monitor information, from any source, regarding the independent auditor’s independence. In evaluating the independence of the independent auditor, due consideration shall be given to consulting and other special services provided by it.

Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors. The Committee shall present its conclusions with respect to the independent auditor to the Board.

10.	Review and approve annually the appointment of the internal auditor including fees paid to it.

11.	Review the scope of responsibilities of the internal auditor including the annual audit plan and schedule.

12.	Review reports by the Company’s Loan Review Group on its scope and loan review plan. Also, review its loan review and loan loss reserve adequacy reports.

13.	Review reports by the Compliance Officer on CRA and other compliance issues.

14.	Meet with the independent auditor prior to the annual audit to review the scope of the audit.

15.	Obtain from the independent auditor an assurance of compliance with Section 10A (Auditor Disclosure of Corporate Fraud) of the Securities Act of 1934.

16.
Discuss with management and the independent auditor, any matters required to be discussed by, including but not limited to, Statements on Auditing Standards No. 61 (Communication with Audit Committees), No. 100 (Interim Financial Information) relating to the conduct of an audit or an interim review, No. 90 (which amends these two SASs), No. 99 (Consideration of Fraud in a Financial Statement Audit), or matters relating to compliance with provisions of the Sarbanes-Oxley Act of 2002 or any amendments thereto.

17.	Review and assess the results of all audit reports prepared by the internal auditor and management’s responses thereto.

18.	The Committee shall ensure that minutes and other records of its meetings and activities of the Committee shall be prepared and retained.

19.
Review with the Company’s General Counsel, annually or as deemed necessary, legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any other material reports or inquiries received from regulators or governmental agencies.

20.	The Committee shall review examination reports, by State and Federal Regulatory Agencies, and management’s responses thereto.

21.	Review the reports of the independent auditor and/or the internal auditor that describe internal accounting, organizational, or operating control findings.

22.	Review with Management, the independent auditor, and internal auditor all reports required under Section 112 of the Federal Deposit Insurance Corporation Improvement Act (“FDICIA”).

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23.
Review with the independent auditor any problems, disagreements or difficulties the independent auditor may have encountered with management and any communication from the auditor to management relating thereto, including the Company’s response. Such review should include:

	(a)	Restrictions on or changes in the scope of its audit activities or access to required information.

	(b)	Resolution of all problems, disagreements or difficulties, if any, between management and the independent auditor.

24.
Discuss with management and the independent auditor the Company’s proposed earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

25.
Review and evaluate the experience and qualifications of the lead partner of the independent auditor team. Assure that the lead audit partner of the independent auditor and the audit partner responsible for reviewing the audit are rotated at least every five years and consider rotation of the independent auditor firm itself on a regular basis.

26.
Recommend to the Board policies for the Company’s hiring of employees or former-employees of the independent auditor who were engaged on the Company’s account (recognizing that the independent auditor may not perform the audit if the chief executive officer, controller, chief financial officer or chief accounting officer of the Company was employed by the independent auditor and participated in any capacity in the audit during the one year preceding the initiation of the audit).

27.	Establish procedures as required by law for:

	(a)	The receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

	(b)	The confidential, anonymous submission by employees of the Company and its subsidiaries of concerns regarding questionable accounting or auditing matters.

28.	The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

29.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

The Audit Committee may establish sub-committees of one or more of its members for the purpose of implementing its responsibilities. Any such sub-committees shall provide reports to the full Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits. It is management’s responsibility for the preparation, presentation, completeness and integrity of the financial statements and for the appropriate use of accounting principles and reporting policies. The independent auditor is responsible for auditing the financial statements, expressing an opinion thereon in accordance with GAAP, and complying with all applicable law.

Approved by the Board of Directors January 27, 2004

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Appendix B

HUDSON UNITED BANCORP
restricted stock plan
(As Amended Through March 8, 2004)

SECTION 1 - Purpose

The Hudson United Bancorp Restricted Stock Plan (the “Plan”) is designed to attract and retain the services of selected key employees of Hudson United Bancorp (the “Corporation”) and its Subsidiaries who are in a position to make a material contribution to the achievement of the goals of the Corporation or one or more of its Subsidiaries. It is also intended to enhance management’s identification with the shareholders of the Corporation and to encourage the continued employment of certain key employees with the Corporation and its Subsidiaries. Under the Plan, Awards shall be made to Eligible Employees in the form of Restricted Stock. The Plan, having been approved by the Board of Directors, shall become effective on February 7, 1989 subject to approval by the shareholders of the Corporation.

SECTION 2 - Definitions

Capitalized terms not specifically defined elsewhere shall have the following meanings:

“Award” means an award of Restricted Stock to a Participant pursuant to the Plan.

“Affiliate” means the Corporation, a Subsidiary, or any employee benefit plan established or maintained by the Corporation or a Subsidiary.

“Agreement” means a Restricted Stock Award Agreement which is entered into by the corporation and a Participant pursuant hereto.

“Board of Directors” means the Board of Directors of the Corporation.

“Change in Capitalization” means any change in the outstanding Shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.

“Change in Control” means the occurrence of one or more of the following events: (a) the Corporation acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than an Affiliate is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Corporation representing 10% or more of the combined voting power of the Corporation’s then outstanding securities, (b) the first purchase of Common Stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by an Affiliate), (c) the approval by the Corporation’s stockholders of (i) a merger or consolidation of the Corporation with or into another corporation (other than a merger or consolidation in which the Corporation is the surviving corporation and which does not result in any reclassification or reorganization of the Corporation’s then outstanding shares of Common Stock or a change in the Corporation’s directors), (ii) a sale or disposition of all or substantially all of the Corporation’s assets or (iii) a plan of liquidation or dissolution of the Corporation, (d) during any period of two consecutive calendar years (which years may include 1988 or any subsequent year), individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Corporation’s stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, or (e) a sale of (i) common stock of the Bank if after such sale any person (as defined above) other than an Affiliate owns a majority of the Bank’s common stock or (ii) all or substantially all of the Bank’s assets (other than in the ordinary course of business). Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of clause (a) above if a person is or becomes the beneficial owner, directly or indirectly, or more than 10% but less than 25% of the combined voting power of the Corporation’s then outstanding securities if the acquisition of all voting securities in excess of 10% was approved in advance by two-thirds of the directors then in office.

B-1

“Committee” means a committee consisting of at least three (3) Disinterested Persons appointed by the Board of Directors to administer the Plan and to perform the functions set forth herein.

“Common Stock” means the common stock of the Corporation.

“Disability” means the condition which results when an individual has become permanently and totally disabled within the meaning of Section 105(d)(4) of the Internal Revenue Code of 1986, as amended.

“Disinterested Person” means a person (within the meaning of Rule 16b-3 under the Exchange Act) who at the time he exercises discretion as a member of the Committee is not and at any time within one (1) year prior thereto has not been eligible for selection (within the meaning of Rule 16b-3 of the Exchange Act) as a person to whom Shares may be allocated pursuant to this Plan or any other plan of the Corporation or any Subsidiary entitling participants therein to acquire stock of the Corporation or any Subsidiary.

“Eligible Employee” means any officer or other key employee of the Corporation or a Subsidiary designated by the Committee as eligible to receive Awards subject to the conditions set forth herein.

“Escrow Agent” means the escrow agent under the Escrow Agreement, designated by the Committee.

“Escrow Agreement” means an agreement between the Corporation, the Escrow Agent and a Participant, in the form specified by the Committee, under which Shares awarded pursuant hereto shall be held by the Escrow Agent until either (a) the restrictions relating to such Shares expire and the Shares are delivered to the Participant or (b) the Corporation reacquires the Shares pursuant hereto and the Shares are delivered to the Corporation.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Participant” means an Eligible Employee who has been selected by the Committee to receive an Award under the Plan.

“Plan year” means the fiscal year of the Corporation commencing on January 1 and ending on December 31.

“Restricted Period” means Common Stock which has been awarded to a Participant subject to the restrictions referred to in the Plan and the restrictions set forth in the Agreement.

“Retirement” means any normal or early retirement by a Participant pursuant to the terms of any pension plan or policy of the Corporation or any Subsidiary which is applicable to such Participant at the time of his or her retirement.

“Shares” means shares of Common Stock, whether or not Restricted Stock.

“Subsidiary(ies)” means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly by the Corporation.

SECTION 3 - Administration

3.1 Generally. The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A majority of the Committee shall constitute a quorum and a majority of the quorum may authorize any action. Each member of the Committee shall not be an employee of the Corporation or any Subsidiary and shall be a Disinterested Person. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Committee shall be fully indemnified by the Corporation with respect to any such Action, determination or interpretation.

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3.2 Powers of the Committee. Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

(a) to select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of Shares of Restricted Stock to be granted pursuant to each Award, the terms and conditions of each Award, including the restrictions relating to such Shares and the purchase price per Share, if any;

(b) to construe and interpret the Plan and the Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Corporation, its Subsidiaries and the Participants;

(c) to determine the duration and purposes for leaves of absence which may be granted to a Participant without constituting a termination of employment or service for purposes of the Plan;

(d) to determine, in the event of an employee’s termination of employment, whether the Restricted Period or any other restrictions upon some or all of the Restricted Shares will lapse at such time of termination of employment; and

(e) generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Corporation with respect to the Plan.

3.3 No Duty to Make Awards. The Committee may in any Plan Year refrain from designating any Participants or may refrain from making any Awards, but such action shall not be deemed a termination of the Plan. No Participant or employee shall have any claim or right to be granted Awards under the Plan.

SECTION 4 - Stock Subject to Plan

4.1 Maximum Number of Shares. The maximum number of Shares that may be issued or transferred pursuant to Awards under the Plan granted after [May 25, 1997] April 21, 2004 is [250,000] 1,000,000 shares (or the number and kind of shares of stock or other securities which are substituted for those Shares or to which those Shares are adjusted pursuant to the Plan upon a Change in Capitalization after [March 21, 1998] April 21, 2004) and the Corporation shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Corporation’s treasury, or partly out of each, such number of Shares as shall be determined by the Board. The maximum number of Shares that may be issued or transferred pursuant to Awards made under the Plan prior to May 25, 1997 was 300,000 shares, as adjusted for Changes in Capitalization occurring after February 7, 1989. The maximum number of shares that may be issued or transferred pursuant to Awards made under the Plan prior to April 21, 2004, and after May 25, 1997, was 250,000 shares, as adjusted for changes in capitalization occurring after March 21, 1998.

4.2 Return of Shares. Whenever any Shares subject to an Award are resold or returned to the Corporation, or are forfeited for any reason pursuant to the terms of the Plan, such Shares may again be the subject of Awards hereunder.

4.3 Change in Capitalization. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, and shall make such appropriate adjustments, to the maximum number and class of shares of stock with respect to which Awards may be granted under the Plan. If, by reason of a Change in Capitalization, a Participant shall be entitled to new, additional or different shares of stock or securities, such new, additional or different shares shall thereupon be subject to all of the conditions and restrictions which were applicable to the Shares pursuant to the Award prior to such Change in Capitalization.

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SECTION 5 - Restricted Stock

5.1 The Committee may grant Awards of Restricted Stock which shall be evidenced by an Agreement between the Corporation and the Participant. Each Agreement shall contain such restrictions, terms and conditions as the Committee may require and (without limiting the generality of the foregoing) such Agreements shall require that an appropriate legend be placed on Share certificates. Such Agreements shall set forth a Restricted Period of from two (2) to ten (10) years, as selected by the Committee, for each Share of Restricted Stock granted pursuant thereto. Any Share granted to a Participant may have a different Restricted Period from any other Share. Awards of Restricted Stock shall also be subject to the terms and provisions set forth elsewhere in this Section 5.

5.2 Rights of Participant

(a) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Participant as soon as reasonably practicable after the Award is granted and the purchase price, if any, is paid by the Participant provided that the Participant has executed an Agreement evidencing the Award, and Escrow Agreement, appropriate blank stock powers and any other documents which the Committee, in its absolute discretion, may require as a condition to the issuance of such Shares. If a Participant shall fail to execute the Agreement evidencing an Award, an Escrow Agreement or appropriate blank stock powers or shall fail to pay the purchase price, if any, for the Restricted Stock, the Award shall be null and void. Shares issued in connection with an Award shall be deposited together with the stock powers with the Escrow Agent designated by the Committee. Except as restricted by the terms of the Agreement, upon delivery of the Shares to the escrow Agent, the Participant shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

(b) If a Participant receives rights or warrants with respect to any Shares which were awarded to him as Restricted Stock, such rights or warrants or any Shares or other securities he acquires by the exercise of such rights or warrants may be held, exercised, sold or otherwise disposed of by the Participant free and clear of the restrictions and obligations provided by this Plan.

5.3 Non-transferability. Until the Restricted Period and any other restrictions upon the Shares of Restricted Stock awarded to a Participant shall have lapsed in the manner set forth in Section 5.4, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Participant. The Committee may also impose such other restrictions and conditions on the Shares as it deems appropriate. Notwithstanding anything to the contrary in this Plan, the Committee may, in its discretion, authorize all or a portion of any Restricted Stock Awards heretofore granted but not vested or hereafter to be granted to permit a transfer, with or without value (i.e., a sale) by such Participant to Family Members, provided that (i) the Agreement pursuant to which such Awards are granted or an amendment permitting transferability of the Award is approved by the Committee, and expressly provides for transferability in a manner consistent with this Section, and (ii) subsequent transfers of Restricted Stock Awards are prohibited except by will or the laws of descent and distribution. As used herein, the term “Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity, including a family limited partnership or limited liability company in which these persons (or the Participant) own more than fifty percent of the voting interests.

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Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Provisions in the Plan and the Agreement applicable to an Award held by a Participant including upon termination of such Participant’s employment for any reason (including death or disability) shall be equally applicable to such Awards when held by a transferee. In any permitted transfer for value, the transferee shall acknowledge in writing to the Company that the shares to be received upon exercise of the Award will not be registered under the federal securities laws and may not be resold except pursuant to an applicable exemption. The following transactions shall not be considered transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Participant) in exchange for an interest in that entity.

5.4  Lapse of Restrictions.

(a) Restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and criteria as the Committee may determine; provided, however, that, subject to Section 5.4(d), the restrictions upon such Shares shall lapse only if the Participant on the date of such lapse is then and has continuously been an employee of the Corporation or a Subsidiary from the date the Award was granted.

(b) The Restricted Period applicable to any Shares awarded to a Participant shall expire in accordance with its terms. Notwithstanding the foregoing, upon the occurrence of any Change in Control, every Restricted Period which at that time is five years or less in duration shall automatically expire.

(c) In the event of termination of Participant’s employment as a result of his or her death, Retirement or Disability, the Committee, in its absolute discretion, may determine that the Restricted Period and any other restrictions upon some or all Shares of Restricted Stock awarded to the Participant shall thereupon immediately lapse.

(d) The Committee may also decide at any time (whether before or up to sixty (60) days after the date of the death, Retirement, Disability or termination of employment of a Participant) in its absolute discretion and on such terms and conditions as it deems appropriate, to remove or modify the restrictions upon Shares of Restricted Stock awarded hereunder.

5.5 Forfeit of Shares to Corporation. Subject to Section 5.4(c) and (d), upon the termination of employment of the Participant, all of such Shares with respect to which restrictions have not lapsed shall be resold by the Participant to the Corporation at the same price paid by the Participant for such Shares or shall be forfeited and automatically transferred to and reacquired by the Corporation at no cost to the Corporation if no purchase price had been paid for such Shares.

5.6 Treatment of Dividends. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends, or a specified portion thereof, declared or paid on such Shares by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed upon such Shares, in which case such dividends shall be paid over to the Participant, or (ii) the forfeiture of such shares under Section 5.5 hereof, in which case such dividends shall be forfeited to the Corporation. In the event of any deferral of dividends, such dividends shall be held by the Corporation for the account of the Participant until the lapsing of restrictions upon the shares. In the event of such deferral, interest shall be credited on the amount of the account from time to time, at a rate per annum as the Committee, in its discretion, shall determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence, in the manner specified therein.

SECTION 6 - Exchange of Restricted Stock for Common Stock

When the restrictions imposed by Section 5 expire or have been canceled with respect to one or more shares of Restricted Stock, the Corporation shall notify the Participant and the Escrow Agent of same. The Escrow Agent shall then return the certificate covering the Restricted Shares to the Corporation and upon receipt of such certificate the Corporation shall deliver to the Participant (or such Participant’s legal representative, beneficiary or heir) a certificate for a number of shares of Common Stock, without any legend or restrictions (except those required by any federal or state securities laws), equivalent to the number of shares of Restricted Stock for which restrictions have been cancelled or have expired. A new certificate covering Restricted Shares previously awarded to the Participant which remain restricted shall be issued to the Participant and held by the Escrow Agent and the Agreement, as it relates to such shares, shall remain in effect.

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SECTION 7 - Termination and Amendment of the Plan

7.1 The Plan shall terminate on December 12, [2005] 2010, and no Award may be granted thereafter. The Board may sooner terminate or amend the Plan at any time, and from time to time; provided, however, that, except as otherwise provided herein, no amendment shall be effective unless approved by the shareholders of the Corporation in accordance with applicable law and regulations at an annual or special meeting held within twelve months before or after the date of adoption of such amendment, if such amendment will:

(a) increase the number of Shares as to which Awards may be granted under the Plan;

(b) change the class of persons eligible to participate in the Plan;

(c) extend the maximum period for granting or exercising Restricted Stock provided herein; or

(c) otherwise materially increase the benefits accruing to employees under the Plan

Except as otherwise provided herein, rights and obligations under any Award granted before any amendment of the Plan shall not be altered or impaired by such amendment, except with the consent of the Participant.

SECTION 8 - Regulations and Other Approvals; Governing Law

8.1 Governing Law. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of New Jersey without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

8.2 Other Applicable Laws. The obligation of the Corporation to sell or deliver Shares with respect to Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

8.3 Rule 16b-3. The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

8.4 Registration of Shares, Etc. Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of Shares, no Shares shall be issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

8.5 Restrictions on Disposition. In the event that the disposition of Shares acquired by a Participant pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, or regulation thereunder, and the Committee may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Corporation in writing that the Shares acquired by such individual are acquired for investment only and not with a view to distribution.

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SECTION 9 - Miscellaneous

9.1 Expenses. All expenses and costs incurred in connection with the operation of the Plan shall be borne by the Corporation.

9.2 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of Shares otherwise than under the Plan.

9.3 Withholding of Taxes. The Corporation shall have the right to deduct from any distribution of cash to any Participant an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Award. Notwithstanding anything to the contrary contained herein, if a Participant is entitled to receive Shares pursuant to an Award, the Corporation shall have the right to require such Participant, prior to the delivery of such Shares, to pay to the Corporation the amount of any federal, state or local income taxes and other amounts which the Corporation is required by law to withhold.

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